Exhibit 10.48

Thirteenth Amendment to the Second Restatement of the

Merit Medical Systems, Inc. 401(k) Profit Sharing Plan

Merit Medical Systems, Inc. (the “Employer”) hereby adopts this Thirteenth Amendment to the Second Restatement of the Merit Medical Systems, Inc. 401(k) Profit Sharing Plan (the “Plan”) on the date noted below.

WHEREAS, the Employer previously adopted the Plan; and

WHEREAS, the Employer desires to make a Discretionary matching contribution for the 2019 plan year pursuant to Adoption Agreement section 28.A.b. in the amount of 60% on every dollar deferred up to 5% compensation for the period January 1, 2019 to September 30, 2019; and

WHEREAS, the Employer reserves the right to amend said Plan from time to time; and

WHEREAS, the Employer desires to amend the Plan to modify Employer matching contributions with regards to the Period of determination.

NOW, THEREFORE, effective January 1, 2019, the Plan is amended by replacing the Adoption Agreement section(s) as noted below with the following language:

28.EMPLOYER MATCHING CONTRIBUTIONS (Plan Section 12.1(a)(2)) (skip if matching contributions are NOT selected at Question 12.d.)

C.Period of determination. The matching contribution formula will be applied on the following basis (and Elective Deferrals and any Compensation or dollar limitation used in determining the matching contribution will be based on the applicable period):

i.[   ]the Plan Year

j.[   ]each payroll period

k.[   ]each month

l.[   ]each Plan Year quarter

m.[   ]each payroll unit (e.g., hour)

n.[X]N/A (Plan only provides for discretionary matching contributions; i.e., a.1. or b. is selected above)

NOTE:For any discretionary match, the Employer will determine the calculation methodology at the time the matching contribution is determined.

G.True‑up contributions. Under Period of determination above, if j. ‑ m. is selected, does the Employer have the discretion to true‑up the Employer matching contribution (i.e., apply the Employer matching contribution on a Plan Year basis)? (leave blank if not applicable).

z.[   ]Yes (may not be elected if the "ADP and/or ACP test safe harbor" provisions are being used).

Except as amended hereinabove, the Plan shall remain unchanged, and as amended herein, shall continue in full force and effect.

IN WITNESS WHEREOF, the Employer has executed this Amendment this 18th day of December, 2019.

MERIT MEDICAL SYSTEMS, INC.

By: /s/ Fred Lampropoulos

Title: Chairman and Chief Executive Officer